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                                                                 EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ENGINEERS

    As independent engineering consultant, we hereby consent to the use of our report entitled "Evaluation and Gas Reserves to the Interests of Costilla Petroleum Corporation in Certain Properties, Effective January 1, 1997, for Disclosure to the Securities and Exchange Commission, Williamson Project 6.8453" dated February 21, 1997 and data extracted therefrom (and all references to our Firm) included in or made a part of this Form 10-K Annual Report to be filed on or about March 25, 1997 and to the incorporation by reference of this Form 10-K Annual Report (including the use of our reports and references to our Firm herein) into those certain Registration Statements on Form S-8 filed by Costilla Energy, Inc. with the Securities and Exchange Commission, file numbers 333-16513, 333-16515 and 333-16517 covering the Bonus Incentive Plan of Costilla Energy, Inc., the Outside Directors Stock Option Plan of Costilla Energy, Inc., and the 1996 Stock Option Plan of Costilla Energy, Inc., respectively.



                                     /s/ Williamson Petroleum Consultants, Inc.

                                     WILLIAMSON PETROLEUM CONSULTANTS, INC.


Houston, Texas
March 24, 1997